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                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY

                  THIS PROXY IS BEING SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF OPEN ENVIRONMENT CORPORATION

  The undersigned stockholder of OPEN ENVIRONMENT CORPORATION, a Delaware corporation (the "Company"), hereby appoint(s) [Name] and [Name], and each of them, each with full power of substitution and resubstitution, proxies and attorneys in fact of the undersigned, with all of the powers that the undersigned would possess if personally present, to attend and act for the undersigned at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on November 18, 1996 at Hale and Dorr, 60 State St., Boston, MA commencing at 10:00 a.m., Boston time, and any and all adjournments and postponements thereof, and (without limiting the generality of the foregoing) in connection therewith to vote and represent all of the shares of common stock of the Company that the undersigned would be entitled to vote.

  Said proxies and attorneys, and each of them, shall have all of the powers that the undersigned would have if voting in person. The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereby. SAID PROXIES, WITHOUT HEREBY LIMITING THEIR SEVERAL AUTHORITY, ARE SPECIFICALLY AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ALL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING AND ALL MATTERS PRESENTED AT THE MEETING BUT WHICH ARE NOT KNOWN TO THE BOARD OF DIRECTORS OF THE COMPANY AT THE TIME OF THE SOLICITATION OF THIS PROXY.

                  (Continued and to be signed on reverse side)

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  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE FOLLOWING
  PROPOSALS:

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 11, 1996, as amended, among Borland International Inc., Aspen Acquisition Corp. and Open Environment Corporation and the transactions contemplated thereunder.

                [_] FOR   [_] AGAINST    [_] ABSTAIN

2. Proposal to approve granting to the Board of Directors discretionary authority to adjourn the Special Meeting in order to solicit additional votes for the Merger.

                [_] FOR   [_] AGAINST    [_] ABSTAIN

  Each of the above-named proxies present at the Special Meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

  The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and Prospectus/Proxy Statement (with all Appendices and annexes) dated October 17, 1996 relating to the Special Meeting.

Date ___________________________    ___________________________________________
                                    Signature


Date ___________________________    ___________________________________________
                                    Signature


                                    IMPORTANT: Please date this Proxy and sign exactly as your name appears above. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.